Exhibit 10.17

DOCGO INC.
2021 STOCK INCENTIVE PLAN
GRANT NOTICE FOR
PERFORMANCE STOCK UNIT AWARD
FOR GOOD AND VALUABLE CONSIDERATION, DocGo Inc. (the “Company”) hereby grants to the Participant named below the target number of performance stock units (“PSUs”) specified below (the “Award”) as performance-based Restricted Stock Units under the DocGo Inc. 2021 Stock Incentive Plan (the “Plan”). Each Earned PSU represents the right to receive one share of Common Stock, upon the terms and subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:
Grant Date:
Target Number of PSUs:	(the “Target PSUs”)
Award Type:
The Award represents the right to receive shares of Common Stock in an amount from % to % of the Target PSUs. The Award shall vest and become earned and nonforfeitable upon (i) the Participant’s satisfaction of the Service Requirement (as defined below) and (ii) the Committee’s certification of the final level of achievement of the Performance Goal (as defined below). PSUs that become earned upon satisfaction of the Service Requirement and the Performance Goal are referred to herein as “Earned PSUs” and the date the Committee certified the final level of achievement of the Performance Goal is referred to herein as the “Certification Date.”

Performance Period:
Service Requirement:	The “Service Requirement” is set forth on Exhibit B attached hereto.
Performance Goal:	The “Performance Goal” is set forth on Exhibit B attached hereto.

IN ORDER TO RECEIVE THE BENEFITS OF THIS AGREEMENT, PARTICIPANT MUST EXECUTE AND RETURN THIS GRANT NOTICE (THE “ACCEPTANCE REQUIREMENTS”). IF YOU FAIL TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 60 DAYS AFTER THE GRANT DATE, THEN (1) THIS GRANT NOTICE WILL BE OF NO FORCE OR EFFECT AND THIS AWARD WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION, AND (2) NEITHER PARTICIPANT NOR THE COMPANY WILL HAVE ANY FUTURE RIGHTS OR OBLIGATIONS UNDER THIS GRANT NOTICE OR THE STANDARD TERMS AND CONDITIONS.
By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

DOCGO INC.

By:_________________________________
Name:
Title:

PARTICIPANT

_____________________________________
[Name]

Signature Page to
Grant Notice for
Performance Stock Unit Award

EXHIBIT A

DOCGO INC.
2021 STOCK INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
PERFORMANCE STOCK UNITS
These Standard Terms and Conditions apply to the Award of performance stock units granted pursuant to the DocGo Inc. 2021 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice provided herewith. In addition to these Standard Terms and Conditions, the performance stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
1.TERMS OF PERFORMANCE STOCK UNITS
DocGo Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of performance stock units (the “Award” or “PSUs”) as specified in the Grant Notice, with each Earned PSU (as defined in the Grant Notice) representing the right to receive one share of Common Stock. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING AND SETTLEMENT OF PERFORMANCE STOCK UNITS
(a)The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested and earned as described in the Grant Notice.
(b)As soon as administratively practicable following the Vesting Date (as defined in Exhibit B and this Section 2), but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the Vesting Date occurs, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of Earned PSUs.
(c)If the Participant experiences a Termination of Employment as a result of the Participant’s death or Disability prior to the final Vesting Date set forth on Exhibit B, subject to the Participant’s (or the Participant’s personal representative’s) execution and nonrevocation of a general release of claims in a form provided by the Company within the time period set forth therein, the Service Requirement shall be deemed satisfied as of the Termination Date (as defined below) and the Vesting Date shall be treated as the later of the Termination Date or the Certification Date.
(d)If the Participant experiences a Termination of Employment as a result of an Involuntary Termination (as defined below) prior to the final Vesting Date and otherwise on or within 24-months following a Change in Control, subject to the Participant’s execution and nonrevocation of a general release of claims in a form provided by the Company within the time period set forth therein, the Service Requirement shall be deemed satisfied as of the Termination Date and the Vesting Date shall be treated as the later of the Termination Date or the Certification Date.
(e)Upon the Participant’s Termination of Employment for any other reason not set forth in Section 2(c) or 2(d) prior to the final Vesting Date, any then outstanding Target PSUs
Exhibit A
Standard Terms and Conditions For
Performance Stock Units

which have not become Earned PSUs or for which the Service Requirement has not been satisfied shall be forfeited and canceled as of the Termination Date.
(f)As used in this Section 2:
(i)“Involuntary Termination” means a Termination of Employment by the Company without Cause (and not as a result of death or Disability).
(ii)“Termination Date” means the date of the Participant’s Termination of Employment.
3.RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS
Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any PSUs unless and until shares of Common Stock settled for such Earned PSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
4.RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Earned PSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.INCOME TAXES
To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the Award. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.
6.NONTRANSFERABILITY OF AWARD
The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.
7.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.
8.LIMITATION OF INTEREST IN SHARES SUBJECT TO PERFORMANCE STOCK UNITS
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.
9.NO LIABILITY OF COMPANY
The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt or settlement of any PSUs granted hereunder.
10.GENERAL
(a)In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(b)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
11.CLAWBACK
The Earned PSUs and any shares of Common Stock received upon settlement of the Earned PSUs will be subject to recoupment in accordance with any clawback policy adopted by the Company, specifically including the Company’s Compensation Recoupment (Clawback) Policy.

No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company. By accepting the Award, the Participant is agreeing to be bound by any such clawback policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion.
12.ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Award via Company web site or other electronic delivery.

EXHIBIT B
PERFORMANCE GOAL AND SERVICE REQUIREMENT
The PSUs granted pursuant to the Grant Notice to which this Exhibit B is attached will be eligible to become Earned PSUs as set forth in this Exhibit B, subject to satisfaction of the Service Requirement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Grant Notice, as applicable.
Service Requirement

Performance Goals

Exhibit B
Performance Goals and Service Requirement